SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 17, 2004

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975
(State of Formation)	(Commission File Number)

911789357
(IRS Employer Identification Number)

12325 Emmet Street
Omaha, NE	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.02. Appointment of Principal Officers.

        Effective August 17, 2004, Transgenomic’s Board of Directors appointed Michael A. Summers to the position of chief financial officer. Mr. Summers replaces interim CFO Mitchell L. Murphy, who remains with the Company in the capacity of vice president, secretary and treasurer. Mr. Summers’ previous experience includes ten years in public accounting and five years at publicly traded companies. In addition, John L. Allbery, former executive vice president of Operations with primary responsibility for oversight of the Company’s Nucleic Acids Business Segment, has left the Company to pursue other opportunities.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC

By	/s/ Mitchell L. Murphy

Mitchell L. Murphy, VP, Secretary & Treasurer

August 25, 2004

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